As filed with the Securities and Exchange Commission on February 8, 2002
                                      Reg.No.     33


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    _________________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 QUIK PIX, INC.
             (Exact name of registrant as specified in its charter)

      Nevada                                      33-0198595
 (State  or  other  jurisdiction  of           (I.R.S.  Employer
  incorporation  or  organization)            identification  No.)

                           7050 Village Drive, Suite F
                          Buena Park, California 90621
                                 (714) 522-8255
                    (Address of principal executive offices)
                ________________________________________________

                     ADVISORY, LEGAL AND CONSULTING AGREEMENTS
                              (Full title of plan)
                        ________________________________

                                 John Capezzuto
                             Chief Executive Officer
                           7050 Village Drive, Suite F
                          Buena Park, California 90621

                     (Name and address of agent for service)

                                 (714) 522-8255
           (Telephone number, including area code of agent for service)

                                    Copy to:
                             Naccarato & Associates
                           19600 Fairchild, Suite 260
                                Irvine, CA 92612
                                 (949) 851-9261


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

                                              Proposed  maximum     Proposed  maximum
Title  of  securities     Amount to be        offering price        Aggregate offering        Amount  of
to  be  registered        Registered           per  share            Price                    Registration fee
---------------------     -------------       -----------------     ------------------       ------------------
Common  Stock
($.001  par  value)         1,650,000              .10                   $165,000                 $15.18
---------------------     -------------       -----------------     ------------------       -------------------

Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the exercise price of 1,650,000 shares for consultants at $.10 per share

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item  1.          Plan  Information.*

Item  2.          Registrant  Information and Employee Plan Annual Information.*

*Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.  Incorporation  of  Documents  by  Reference

     The following documents filed by Quik Pix, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) the Company's annual report on Form 10-KSB for the fiscal year ended September 30, 2000 and September 30, 1999 file number 000-30443;

     (b)  all  other  reports  filed by the Company pursuant to Section 13(a) or
Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since September 30, 2000 through the date hereof;

     (c) the Registrant's Form 10SB12G/A filed on December 30, 1999, file number 000-26407, pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, and

     (d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item  4.  Description  of  Securities

     Not  applicable.

Item  5.  Interests  of  Named  Experts  and  Counsel

     Not  applicable.


Item  6.  Indemnification  of  Directors  and  Officers

     Quik Pix Inc.'s Articles of Incorporation does not specifically address indemnification of directors and officers, except to make a general reference that the directors "may exercise all rights, powers, and privileges conferred upon similar corporations organized under and by virtue of the laws of the State of Nevada." Sections 78.751 and 78.752 of the Nevada Revised Statutes permit a corporation to indemnify, among others, any officer or director against certain liabilities under specified circumstances, and to purchase and maintain insurance on behalf of its officers and directors.

     Consistent with the overall scope of Section78.751 of the Nevada Revised Statutes, Article VI of Quik Pix's Bylaws, included in Exhibit 3.2 hereto and incorporated herein by reference, provides, in general, that any director or officer of Quik Pix who is the subject of or a participant in a threatened, pending or completed legal action by reason of the fact that such individual is or was a director or officer shall be indemnified and held harmless by Aquatic from and against the consequences of such action if it is determined that he acted in good faith and reasonably believed (i) his conduct was in Aquatic's best interest, (ii) in all other cases, that his conduct was not opposed to the best interests of the Company, and (iii) with respect to criminal proceedings, that he had no reasonable cause to believe his conduct was unlawful; provided that if it is determined that such person is liable to Aquatic or is found liable on the basis that personal benefit was improperly received by such person, the indemnification is limited to reasonable expenses actually incurred by such person in connection with the legal action and shall not be made in respect of any legal action in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to Aquatic. Any indemnification (unless ordered by a court of competent jurisdiction) shall be made by Aquatic only upon a determination that indemnification of such person is proper in the circumstances by virtue of the fact that it shall have been determined that such person has met the applicable standard of conduct.

     The Bylaws also provide that reasonable expenses, including court costs and attorneys' fees, incurred by officers and directors in connection with a covered legal action shall be paid by Aquatic at reasonable intervals in advance of the final disposition of such action, upon receipt by Aquatic of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification, and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed by Aquatic if it is ultimately determined that he is not entitled to be indemnified.

     The Board of Directors of Quik Pix may also authorize Quik Pix to indemnify employees or agents of Aquatic, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to directors and officers of Aquatic. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

     The Bylaws also provide that the Company has the power and authority to purchase and maintain insurance or other arrangements on behalf of any director, officer, employee, or agent of Quik Pix or any affiliate of Quik Pix on similar terms as those described in Section 78.752 of the Nevada Revised Statutes. Quik Pix 's Articles of Incorporation relieve its directors from liability for monetary damages to the full extent permitted by Nevada law. Sections 78.751 and 78.752 of the General Corporation Law of the State of Nevada authorize a corporation to indemnify, among others, any officer or director against certain liabilities under specified circumstances, and to purchase and maintain insurance on behalf of its officers and directors.

Item  7.  Exemption  from  Registration  Claimed

Not  applicable.

Item  8.     Exhibits

     The Exhibits to this registration statement are listed in the index to Exhibits on page 7.

Item  9.  Undertakings

(a)     The  undersigned  registrant  hereby  undertakes::

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement:

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buena Park, California, on February 6, 2002.

     QUIK  PIX,  INC.



     By   /s/  John  Capezzuto
     John  Capezzuto,  Chief  Executive  Officer


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Capezzuto, acting individually as his attorney-in-fact, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature               Title                                    Date
---------               -----                                    ----

/s/  John  Capezzuto    Director, Chief Executive Officer     February 6, 2002
--------------------
     John  Capezzuto

/s/  Brian  Bonar       Director                              February 6, 2002
     ------------
     Brian  bonar

/s/  Christopher McKee  Director,  President                  February 6, 2002
     ------------------
     Christopher  McKee

/s/  Ed  Youngman       Director,  Secretary/Treasurer        February 6, 2002
     ------------       Controller
     Ed  Youngman

/s/  Lee  Finger        Director                              February 6, 2002
     -----------
     Lee  Finger

                                INDEX TO EXHIBITS


EXHIBIT                                                                          SEQUENTIALLY
NO.           DESCRIPTION                                                      NUMBERED  PAGES
---           -----------                                                      ---------------

4.1          Advisory  and  Consulting  Agreements

5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

23.1         Consent  of  Weinberg  &  company.

23.2         Consent  of  Counsel  (included  as  part  of  Exhibit  5.1)

24           Power  of  Attorney  (Contained  within  Signature  Page)

Exhibit  4.1     Advisory  and  Consulting  Agreement


                    Number  of  Shares  and  Options
                    --------------------------------

     4.1(a)                         500,000

     4.1(b)                          50,000

     4.1(c)                       1,000,000

     4.1(d)                          50,000

     4.1(e)                          50,000

                                                                  Exhibit 4.1(a)



                    FINANCIAL CONSULTING SERVICES AGREEMENT I


       This Financial Consulting Services Agreement (the "Agreement") is entered into this 12h day of December, 2001 by and between Richard Walker, Mark
Bergendahl and Bradley Wilhite, individuals ("Consultants"), and QUIK PIX, INCORPORATED, also doing business as Quality Photographic Imaging (OTCBB: QPIX) ("Client"), a Nevada corporation, (collectively, the "Parties") with reference to the following:

                              Preliminary Statement
                              ---------------------

        A. The Client desires to be assured of the association and services of the Consultants in order to avail itself of the Consultants' experience, skills, abilities, knowledge, and background to facilitate long range strategic planning, and to advise the Client in business and/or financial matters and is therefore willing to engage the Consultants upon the terms and conditions set forth herein. Consultants desires to be assured, and Client desires to assure Consultants, that, if Consultants associate with Client and allocates its resources necessary to provide Client with its services as Client requires and expects, Consultants will be paid the consideration described herein and said consideration will be nonrefundable, regardless of the circumstances.

Consultants agree to be engaged and retained by the Client and upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:


ENGAGEMENT.   Client  hereby  engages  Consultants on a non-exclusive basis, and
-----------
Consultants hereby accept the engagement to become financial Consultants to the Client and to render such advice, consultation, information, and services to the Directors and/or Officers of the Client regarding general financial and business matters including, but not limited to:

1.1     ADVICE  AND  COUNSEL.  Consultants  will  provide  advice  and  counsel
        --------------------
regarding Client's strategic business plans, strategy and negotiations with potential business strategic partnering, corporate planning and or other general business consulting needs as expressed by Client, which include but are not limited to the following:

-     The  review  and  commentary  of  Client's  business  plan;
-     Assistance  in  developing an executive summary of Client's business plan;
-     Assistance  in  developing  Client's  "Company  Snapshot"
- The review and/or recommendations for the establishment of Client share options plans
- Review and commentary of issues related to compensation and appropriate responsibilities and procedures of Client's board of directors and board committees
-     Introductions  to  research  report  developers  and  analysts
- Recommendations and arrangements for Client presentations to regional broker/dealers
- Recommendations for Client's participation in established financial websites

1.2     CLIENT AND/OR CLIENT'S AFFILIATE TRANSACTION DUE DILIGENCE.  Consultants
        ----------------------------------------------------------
will participate and assist Client in the due diligence process, where possible, on all proposed financial transactions affecting Client of which Consultants are notified in writing in advance, including conducting investigation of and providing advice on the financial, valuation and stock price implications of the proposed transaction(s).

1.3     ANCILLARY  DOCUMENT SERVICES.  If necessary, Consultants will assist and
        ----------------------------
cooperate with Client in the development, editing and production of such documents as are reasonably necessary to assist in any transaction covered by this Agreement. However, this Agreement will not include the preparation or procuring of legal documents or those documents normally prepared by an attorney.

1.4     MERGERS AND ACQUISITIONS. Consultants will provide assistance to Client,
        -------------------------
as mutually agreed, in identifying merger and/or acquisition candidates, assisting in any due diligence process, recommending transaction terms and providing advice and assistance during negotiations, as needed. Additional compensation to Consultants for the successful closing of any such merger or acquisition shall be made pursuant to that certain Financial Consulting Services Agreement II entered into between Consultants and Client.

1.5     ADDITIONAL  DUTIES.  Client  and  Consultants  shall  mutually agree, in
        ------------------
writing, for any additional duties that Consultants may provide to Client for compensation paid or payable by Client under this Agreement. Although there is no requirement to do so, such additional agreement(s) may be attached hereto and made a part hereof by written amendments to be listed as "Exhibits" beginning with "Exhibit A" and initialed by both parties.

1.6     STANDARD  OF PERFORMANCE. Consultants shall devote such time and efforts
        ------------------------
to the affairs of the Client as is reasonably necessary to render the services contemplated by this Agreement. Any work or task of Consultants provided for herein which requires Client to provide certain information to assist Consultants in completion of the work shall be excused (without effect upon any obligation of Client) until such time as Client has fully provided all information and cooperation necessary for Consultants to complete the work. The services of Consultants shall not include the rendering of any legal opinions or the performance of any work that is in the ordinary purview of a certified public accountant, or other licensed professional. Consultants cannot guarantee results on behalf of Client, but shall use commercially reasonable efforts in providing the services listed above. If an interest is communicated to Consultants regarding satisfying all or part of Client's business and corporate strategic planning needs, Consultants shall notify Client and advise it as to the source of such interest and any terms and conditions of such interest.

2.     COMPENSATION  TO  CONSULTANTS.  As consideration for Consultants entering
       ------------------------------
into this Agreement Client agrees to cause 500,000 shares of its common stock, par value $.001 per share, to be issued in amounts of 333,334 shares to Mark Bergendahl, 83,333 shares to Richard Walker, and 83,333 to Bradley Wilhite. When issued, said shares shall be free trading shares, registered with the U.S. Securities and Exchange Commission on its Form S-8 or similar registration (the "Engagement Fee"). The registration and issuance of said shares shall take place by no later than ten (10) days following the execution and delivery of this Agreement, and all costs in connection therewith shall be borne by Client
NOTE: CLIENT EXPRESSLY AGREES THAT THE ENGAGEMENT FEE IS DEEMED EARNED UPON EXECUTION OF THIS AGREEMENT AND IS THEREAFTER NON-REFUNDABLE AND NON-CANCELABLE. CONSULTANTS SHALL HAVE NO OBLIGATION TO PERFORM ANY DUTIES PROVIDED FOR HEREIN IF FULL PAYMENT OF THE ENGAGEMENT FEE IS NOT RECEIVED BY CONSULTANTS WITHIN THE TIME DESCRIBED IN THIS SECTION 2 HEREIN.

2.2     EXPENSES.  Client  shall  reimburse  Consultants for reasonable expenses
        --------
incurred in performing its duties pursuant to this Agreement (including printing, postage, express mail, photo reproduction, travel, lodging, and long distance telephone and facsimile charges); provided, however, that Consultants must receive prior written approval from Client for any expenses over $100. Such reimbursement shall be payable within 7 seven days after Client's receipt of Consultants' invoice for same.

2.3     ADDITIONAL  FEES.  Client  and Consultants shall mutually agree upon any
        ----------------
additional fees that Client may pay in the future for services rendered by Consultants under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made a part hereof as Exhibits beginning with Exhibit A.

3.     INDEMNIFICATION.  The  Client  agrees  to  indemnify  and  hold  harmless
       ---------------
Consultants against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property, arising out of any act, failure to act, neglect, any untrue or alleged untrue statement of a material fact or failure to state a material fact which thereby makes a statement false or misleading, or any breach of any material representation, warranty or covenant by Client or any of its agents, employees, or other representatives. Nothing herein is intended to nor shall it relieve either party from liability for its own willful act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

4.     CONFIDENTIALITY.
       ----------------
4.1 Consultants and Client each agree to keep confidential and provide reasonable security measures to keep confidential information where release may be detrimental to their respective business interests. Consultants and Client shall each require their employees, agents, affiliates, other licensees, and others who will have access to the information through Consultants and Client respectively, to first enter appropriate non-disclosure Agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

4.2 Consultants will not, either during its engagement by the Client pursuant to this Agreement or at any time thereafter, disclose, use or make known for its or another's benefit any confidential information, knowledge, or data of the Client or any of its affiliates in any way acquired or used by Consultants during its engagement by the Client. Confidential information, knowledge or data of the Client and its affiliates shall not include any information that is, or becomes generally available to the public other than as a result of a disclosure by Consultants or its representatives.

5.     MISCELLANEOUS  PROVISIONS.
       -------------------------
5.1     AMENDMENT AND MODIFICATION.  This Agreement may be amended, modified and
        --------------------------
supplemented  only  by  written  agreement  of  Consultants  and  Client.

5.2     ASSIGNMENT.  This  Agreement  and  all of the provisions hereof shall be
        ----------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The obligations of either party hereunder cannot be assigned without the express written consent of the other party.

5.3     GOVERNING  LAW; VENUE.  This Agreement and the legal relations among the
        ---------------------
parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law doctrine. Client and Consultants agree that if any action is instituted to enforce or interpret any provision of this Agreement, the jurisdiction and venue shall be the City of Irvine, Orange County, California.

5.4     ATTORNEYS'  FEES  AND  COSTS.  If any action is necessary to enforce and
        ----------------------------
collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

5.5     SURVIVABILITY.   If  any part of this Agreement is found, or deemed by a
        -------------
court of competent jurisdiction, to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement.

6.     ARBITRATION.  ALL DISPUTES, CONTROVERSIES, OR DIFFERENCES BETWEEN CLIENT,
       -----------
CONSULTANTS OR ANY OF THEIR OFFICERS, DIRECTORS, LEGAL REPRESENTATIVES, ATTORNEYS, ACCOUNTANTS, AGENTS OR EMPLOYEES, OR ANY CUSTOMER OR OTHER PERSON OR ENTITY, ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF THIS AGREEMENT, SHALL BE RESOLVED THROUGH ARBITRATION RATHER THAN THROUGH LITIGATION. WITH RESPECT TO THE ARBITRATION OF ANY DISPUTE, THE UNDERSIGNED HEREBY ACKNOWLEDGE AND AGREE THAT:
A.     ARBITRATION  IS  FINAL  AND  BINDING  ON  THE  PARTIES;
B. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDY IN COURT, INCLUDING THEIR RIGHT TO JURY TRIAL;
C. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDING;
D.     THE  ARBITRATOR'S  AWARD  IS  NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR
LEGAL REASONING AND ANY PARTY'S RIGHT OF APPEAL OR TO SEEK MODIFICATION OF RULING BY THE ARBITRATORS IS STRICTLY LIMITED;
E. THIS ARBITRATION PROVISION IS SPECIFICALLY INTENDED TO INCLUDE ANY AND ALL STATUTORY CLAIMS WHICH MIGHT BE ASSERTED BY ANY PARTY;
F. EACH PARTY HEREBY AGREES TO SUBMIT THE DISPUTE FOR RESOLUTION TO THE AMERICAN ARBITRATION ASSOCIATION, IN ORANGE COUNTY, CALIFORNIA WITHIN FIVE (5) DAYS AFTER RECEIVING A WRITTEN REQUEST TO DO SO FROM THE OTHER PARTY;
G. IF EITHER PARTY FAILS TO SUBMIT THE DISPUTE TO ARBITRATION ON REQUEST, THEN THE REQUESTING PARTY MAY COMMENCE AN ARBITRATION PROCEEDING, BUT IS UNDER NO OBLIGATION TO DO SO;
H. ANY HEARING SCHEDULED AFTER AN ARBITRATION IS INITIATED SHALL TAKE PLACE IN THE CITY OF IRVINE, ORANGE COUNTY, CALIFORNIA;
I.     IF  EITHER  PARTY  SHALL  INSTITUTE  ANY COURT PROCEEDING IN AN EFFORT TO
RESIST ARBITRATION AND BE UNSUCCESSFUL IN RESISTING ARBITRATION OR SHALL UNSUCCESSFULLY CONTEST THE JURISDICTION OF ANY ARBITRATION FORUM LOCATED IN THE CITY OF IRVINE, ORANGE COUNTY, CALIFORNIA, OVER ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE LOSING PARTY ITS LEGAL FEES AND ANY OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH THE DEFENSE OF SUCH LEGAL PROCEEDING OR ITS EFFORTS TO ENFORCE ITS RIGHTS TO ARBITRATION AS PROVIDED FOR HEREIN;
J.     THE  PARTIES  SHALL  ACCEPT  THE DECISION OF ANY AWARD AS BEING FINAL AND
CONCLUSIVE  AND  AGREE  TO  ABIDE  THEREBY;
K. ANY DECISION MAY BE FILED WITH ANY COURT AS A BASIS FOR JUDGMENT AND EXECUTION FOR COLLECTION.

7.     TERM/TERMINATION.  This  Agreement is an agreement for the term of twelve
       ----------------
(12)  months  ending  December  11,  2002.

8.     NON  CIRCUMVENTION.  In  and  for  valuable  consideration, Client hereby
       ------------------
agrees that Consultants may introduce (whether by written, oral, data, or other form of communication) Client to one or more opportunities, including, without limitation, natural persons, corporations, limited liability companies, partnerships, unincorporated businesses, sole proprietorships and similar entities (hereinafter an "Opportunity" or ""Opportunities""). Client further acknowledges and agrees that the identity of the subject Opportunities, and all other information concerning an Opportunity (including without limitation, all mailing information, phone and fax numbers, email addresses and other contact information) introduced hereunder are the property of Consultants, and shall be treated as confidential and proprietary information by Client, it affiliates, officers, directors, shareholders, employees, agents, representatives, successors and assigns. Client shall not use such information, except in the context of any arrangement with Consultants in which Consultants is directly and actively involved, and never without Consultants' prior written approval. Client further agrees that neither it nor its employees, affiliates or assigns, shall enter into, or otherwise arrange (either for it/him/herself, or any other person or entity) any business relationship, contact any person regarding such Opportunity, either directly or indirectly, or any of its affiliates, or accept any compensation or advantage in relation to such Opportunity except as directly though Consultants, without the prior written approval of Consultants. Consultants are relying on Client's assent to these terms and their intent to be bound by the terms by evidence of their signature. Without Client's signed assent to these terms, Consultants would not introduce any Opportunity or disclose any confidential information to Client as herein described.

9.     REPRESENTATIONS, WARRANTS AND COVENANTS.  The Client represents, warrants
       ----------------------------------------
and  covenants  to  the  Consultants  as  follows:
The Client has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by the Client and its delivery to the Consultants, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Client's Board of Directors and no further authorization shall be necessary on the part of the Client for the performance and consummation by the Client of the transactions which are contemplated by this Agreement. The business and operations of the Client have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Client or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Client or cause acceleration under any arrangement, agreement or other instrument to which the Client is a party or by which any of its assets are bound. The Client has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

10.     NOTICES.  Any  notice  or  other  communication  required  or  permitted
        --------
hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested and First Class mail; or (ii) overnight delivery with confirmation of delivery; or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

     If  to  the  Client:               Quik  Pix,  Inc.
                              Attention:  ___________________
                              Address:    ____________________
                                          ____________________
                              Facsimile  No.:  _______________

If  to  Consultants:
Mark  Bergendahl
or  Richard  H.  Walker
18881  Von  Karman  -  Ste  1600
Irvine,  CA  92612
Facsimile  No:  (949)  756-1090


or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and other methods of sending notice are not otherwise available, notice shall be hand-delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.

11.     COUNTERPARTS.  This  Agreement  may be executed simultaneously in one or
        ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.      PRELIMINARY  STATEMENT.  The  Preliminary  Statement  is  incorporated
         ----------------------
herein  by  this  reference  and  made  a  material  part  of  this  Agreement.




                           ** SIGNATURE PAGE FOLLOWS**



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


CLIENT:
-------

QUIK  PIX,  INCORPORATED  (QPIX)


Print  Name:  ____________________________________

Sign  Name:  /s/  John  Capezzuto
             --------------------

Title:  _________________________________________

Date:  ___________________________



CONSULTANTS:
------------



/s/  Richard  Walker_________________
     ---------------
Richard  Walker

Date:  ____________________________




/s/  Mark  Bergendahl_________________
     ----------------
Mark  Bergendahl

Date:  ____________________________




/s/  Bradley  Wilhite__________________
     ----------------
Bradley  Wilhite

Date:  ____________________________

                                 Exhibit 4.1(b)

                         [Seth A. Farbman, PC letterhead]


                              January  8,  2002


Via  Electronic  Mail
---------------------
Quik  Pix,  Inc.
Attention:  John  Capezzuto


      Re:  Legal  services  agreement  -  Quik  Pix,  Inc.  (the "Company")


Dear  John,

     As per our discussion, this letter shall serve to confirm that Seth Farbman, a principal of Seth A. Farbman , P.C. shall receive 50,000 shares of the Company's common stock for legal services rendered to the Company. The legal services for which these shares are being issued are not in connection with any offer or sale of securities in a capital raising transaction and Seth Farbman does not directly or indirectly promote or maintain a market for the securities of the Company.

      If the terms of our engagement are acceptable to you, please execute this letter as soon as possible and fax it to me at (516) 569-6084.


                                        Very  truly  yours,


AGREED  AND  ACCEPTED                   /s/ Seth A. Farbman
                                        Seth  A.  Farbman

/s/ John Capezzuto
______________________
John  Capezzuto,  President

                                 Exhibit 4.1(c)


                              CONSULTING AGREEMENT


     AGREEMENT, effective as of the 15th day of January, 2002, between Quik Pix, Inc., a Nevada Corporation (the "Company"), of 7050 Village Drive, Suite F, Buena Park, CA, 90621, and Daniel Tirjer, of Norco, CA 92025, ("Consultant").

     WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

     NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

1. Consultant shall serve as a consultant to the Company on general corporate matters, particularly related to shareholder relations, and other projects as may be assigned by John Capezzuto, Chief Executive Officer of the Company on an as needed basis.

2. The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Capezzuto.

3. Reasonable travel and other expenses necessarily incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen (15) business days of the receipt of a request with appropriate documentation.

4. In consideration for the services to be performed by Consultant, the Consultant will receive warrants to purchase one million (1,000,000) shares of the common stock of the Company at an exercise price of $0.001 dollars per share.

5. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

6. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

7. This agreement may be terminated upon ten (10) days written notice by either the Company or the Consultant.

8. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

9. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

10. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Orange County, California.

11. For purposes of this Agreement, Intellectual Property will mean (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.


12. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions. The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

13. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

14. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

15. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.

Consultant:                    Company:
Daniel  Tirjer                 Quik  Pix,  Inc.

/s/  Daniel  Tirjer
______________________          By:_/s/John  Capezzuto
                                  --------------------
                               John  Capezzuto
                               Chief  Executive  Officer

                                 Exhibit 4.1(d)


                              CONSULTING AGREEMENT


     AGREEMENT, effective as of the 15th day of January, 2002, between Quik Pix, Inc., a Nevada Corporation (the "Company"), of 7050 Village Drive, Suite F, Buena Park, CA, 90621, and George Macleod, of 1180 Laura Lane, Escondido, CA 92025, ("Consultant").

     WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

     NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

1. Consultant shall serve as a consultant to the Company on general corporate matters, particularly related to shareholder relations, and other projects as may be assigned by John Capezzuto, Chief Executive Officer of the Company on an as needed basis.

2. The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Capezzuto.

3. Reasonable travel and other expenses necessarily incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen (15) business days of the receipt of a request with appropriate documentation.

4. In consideration for the services to be performed by Consultant, the Consultant will receive warrants to purchase fifty thousand (50,000) shares of the common stock of the Company at an exercise price of $0.001 dollars per share.

5. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

6. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

7. This agreement may be terminated upon ten (10) days written notice by either the Company or the Consultant.

8. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

9. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

10. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Orange County, California.

11. For purposes of this Agreement, Intellectual Property will mean (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.


12. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions. The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

13. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

14. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

15. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.

Consultant:                    Company:
George  Macleod               Quik  Pix,  Inc.


/s/  George  Macleod
______________________          By:_/s/John  Capezzuto
                                  --------------------
                               John  Capezzuto
                               Chief  Executive  Officer

                                                                  Exhibit 4.1(e)


                              CONSULTING AGREEMENT

     This Consulting Agreement (the "Consulting Agreement") made as of 15th of January, 2002, by and between Owen Naccarato, 19600 Fairchild, Suite 260, Irvine, CA 92612 ("Consultant") and Quik Pix, Inc., with offices at 7050 Village Drive, Suite F, Buena Park, CA 90621 (the "Company").


     WITNESSETH

     WHEREAS, the Company requires and will continue to require consulting services relating management, strategic planning and marketing in connection with its business; and

     WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

     WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

     1.     APPOINTMENT.
            -----------

     The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

     2.     TERM.
            ----

     The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on January 14, 2003, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

     3.     SERVICES.
            --------

     During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

     (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services; and

     (b) Advise the Company relative to its legal needs relating specifically to its corporate transactional needs.

     4.     DUTIES  OF  THE  COMPANY.
            ------------------------

     The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

     5.     COMPENSATION.
            ------------

     The Company will immediately grant Consultant the option to purchase 50,000 shares of the Company's Common Stock with an exercise price at $.10 per share, which option shall expire on January 14, 2003 at 5:00 P.M. P.S.T. Consultant in providing the foregoing services, shall not be responsible for any out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

     6.     REPRESENTATION  AND  INDEMNIFICATION.
            ------------------------------------

     The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

     7.     MISCELLANEOUS.
            -------------

     Termination:     This  Agreement  may  be  terminated  by either Party upon
     -----------
written  notice  to the other Party for any reason which shall be effective five
(5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

     Modification:     This  Consulting  Agreement  sets  forth  the  entire
     ------------
understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

     Notices:     Any  notice  required or permitted to be given hereunder shall
     -------
be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

     Waiver:     Any waiver by either Party of a breach of any provision of this
     ------
Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

     Assignment:     The  Options  under  this  Agreement  are assignable at the
     ----------
discretion  of  the  Consultant.

     Severability:     If any provision of this Consulting Agreement is invalid,
     ------------
illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     Disagreements:  Any  dispute  or  other disagreement arising from or out of
     -------------
this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Orange County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

Quik  Pix,  Inc.                              Consultant

/s/   John  Capezzuto                      /s/ Owen  Naccarato
-----------------------                    --------------------------------
John  Capezzuto                            Owen  Naccarato
Chief  Executive  Officer

EXHIBIT 5.1
                                Owen M. Naccarato
                                 Attorney at Law
                           19600 Fairchild, Suite 260
                                Irvine, CA 91612
                   Office: (949) 851-9261 Fax: (949) 851-9262


February  6,  2002

Quik  Pix,  Inc.

Re:     Opinion  of  Counsel  -  Registration  Statement  on  Form  S-8

Gentleman:

     I have acted as counsel for Quik Pix, Inc., (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to 1,650,000 shares of the Company's common stock, $.001 par value, (the "common stock"), issuable pursuant to the Company's Advisory and Consultants Agreements.

     I have examined the Certificate of Incorporation, as amended, and the By-Laws of the company and all amendments thereto, the Registration Statement and originals, or copies certified to my satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in my judgement are necessary or appropriate to enable me to render the opinions expressed below.

     Based on the foregoing examination, I am of the opinion that the shares of Common Stock issuable with the Plan are duly authorized and, when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable.

     Further, I consent to the filing of this opinion as an exhibit to the Registration Statement.

     Very  truly  yours,

          /s/  Owen  Naccarato

          -----------------
         Owen  Naccarato,  Esq.

                                  Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------



     We consent to the inclusion in this registration statement on Form S-8, dated February 6, 2002, the reference to our report dated December 20, 2000 with respect to the Financial Statements of Quik Pix, Inc, for the year ended September 30, 2000.


/s/WEINBERG  &  COMPANY,  P.A.
------------------------------
WEINBERG  &  COMPANY,  P.A.
Boca  Raton,  Florida
February  6,  2002